ITEM 6 -- EXHIBITS                                                  EXHIBIT 11.1

                OSHMAN'S SPORTING GOODS, INC. AND SUBSIDIARIES
         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                         FOR THE THREE AND NINE MONTHS
                  ENDED OCTOBER 28, 1995 AND OCTOBER 29, 1994
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                         THREE MONTHS ENDED     THREE MONTHS ENDED    NINE MONTHS ENDED     NINE MONTHS ENDED
                                                1995                   1994                  1995                 1994
                                         ------------------     ------------------    -----------------     -----------------
                                                     FULLY                  FULLY                 FULLY                 FULLY
                                         PRIMARY    DILUTED     PRIMARY    DILUTED    PRIMARY    DILUTED    PRIMARY    DILUTED
                                         -------    -------     -------    -------    -------    -------    -------    -------
Net loss..............................   $(3,141)   $(3,141)    $(3,690)   $(3,690)   $(2,199)   $(2,199)   $(3,590)   $(3,590)
                                         =======    =======     =======    =======    =======    =======    =======    =======
Weighted average number of common
 shares outstanding...................     5,815      5,815       5,810      5,810      5,814      5,814      5,806      5,806
Excess of shares issuable upon
 exercise of stock options over shares
 deemed retired under the "treasury
 stock" method........................        --         --          --         --         --         --         --        --
                                         -------    -------     -------    -------    -------    -------    -------    -------
Weighted average number of common
 and dilutive common equivalent
 shares outstanding...................     5,815      5,815       5,810      5,810      5,814      5,814      5,806      5,806
                                         =======    =======     =======    =======    =======    =======    =======    =======
  Earnings (loss) per common and
   common equivalent share............   $ (0.54)   $ (0.54)    $ (0.64)   $ (0.64)   $ (0.38)   $ (0.38)   $ (0.62)   $ (0.62)
                                         =======    =======     =======    =======    =======    =======    =======    =======

                See notes to consolidated financial statements.